Exhibit 10.10

COLLATERAL ACCESS AGREEMENT

WHEREAS, BEAU SE JOUR COMPANY, L.L.C., a Limited Liability Company (hereinafter “Landlord”) is the Landlord and THE OLD EVANGELINE DOWNS, L.C., a Louisiana limited liability company, is the tenant (hereinafter the “Tenant”) pursuant to a lease dated September 19, 1995 (together with any modifications, supplements, renewals and amendments, hereinafter the “Lease”) covering a portion or all of the real property located at 2220 West Old Spanish Trail, New Iberia, Louisiana 70560 (hereinafter the “Property”); and

WHEREAS, Tenant and FOOTHILL CAPITAL CORPORATION (“Lender”) have entered into certain financing agreements, pursuant to which Lender has made and will make certain loans (together with any modifications, refinancings, replacements, supplements, renewals and amendments, hereinafter the “Loan”) to be secured by a security interest in personal property of Tenant or its affiliates which is or may be located on the Property (the “Personal Property”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Lender hereby covenant and agree as follows:

1. Landlord acknowledges that (i) the Lease is in full force and effect and constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, (ii) this agreement constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, and (iii) Landlord is not aware of any existing default under the Lease or any such default which would result from the execution, delivery and performance of Lender’s loan documents.

2. Landlord waives any lien, interest, claim, right or title in the Personal Property, which Landlord now has or may hereafter acquire, whether by statute, agreement or otherwise, and agrees that the Personal Property is and shall remain personal property and shall not constitute fixtures, notwithstanding any attachment to real property or any other applicable law or doctrine relating to fixtures.

3. Landlord agrees to give Lender written notice (a) within two (2) days after any default under or termination of the Lease, or any abandonment or surrender of the Property, by Tenant, and (b) thirty (30) days prior to any termination of the Lease or repossession of the Property by Landlord (the “Notice Period”). During the Notice Period, Lender shall have the right, without the obligation, to cure any event of default under the Lease. Any of the foregoing done by Lender shall be effective to cure an event of default as if the same had been done by Tenant and shall not be deemed an assumption of the Lease or any of Tenant’s obligations thereunder by Lender. Landlord agrees that Lender shall not have any obligations to Landlord under the Lease or otherwise or any obligation to assume the Lease or any obligations thereunder.

4. Each of Landlord and Tenant hereby agree that Lender or its designee may enter upon the Property to do any or all of the following with respect to the Personal

Property: assemble, have appraised, display, sever, remove, maintain, prepare for sale or lease, advertise, inspect, repair, lease, transfer and/or sell (at public auction or private sale). Landlord agrees not to restrict or otherwise interfere with access to, or use of, the Property by Lender or any other person for the foregoing purposes. Lender shall have the right and license to enter into and occupy the Property, for the purposes described above, at any time and from time to time, until the expiration of a period of one hundred twenty (120) days following the later of (a) Landlord placing Lender in possession of the Property and (b) repossession of the Property by Landlord or abandonment or surrender of the Property by Tenant, whether voluntary or involuntary; provided, however, if Lender is prohibited by any process or injunction issued by any court, or by reason of any bankruptcy or insolvency proceeding involving Tenant, from enforcing its security interest in the Personal Property, such one hundred twenty (120) day period shall commence upon termination of such prohibition. In consideration of the foregoing, Lender agrees (to the extent not paid by Tenant) to pay to Landlord for the use and occupancy of the Property by Lender during such one hundred twenty (120) day period, per diem rent (based upon base rent and Tenant’s pro rata share of operating costs, utilities and taxes payable by Tenant under the Lease but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) for each day Lender uses or occupies the Property during such one hundred twenty (120) day period as provided above, based upon a thirty (30) day month for actual days of occupancy by Lender. Lender shall also pay Landlord the amount reasonably necessary to repair any physical damage to the Property caused by Lender’s entry thereon or removal of Personal Property therefrom.

5. Lender may extend the amounts, times or manner of payment of any obligations of Tenant to Lender or otherwise amend, modify, supplement or waive any of the terms and conditions or any agreement respecting same, all without the consent of, or notice to, Landlord.

6. All requests, notices or service provided for or permitted to be given or made pursuant to this agreement shall be deemed to have been properly given or made by depositing same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addressees set forth below, or to such other addressees as may from time to time be specified in writing by either party to the other:

If to Landlord:

__________________

__________________

__________________

If to Lender:

Foothill Capital Corporation 2450 Colorado Avenue

Suite 3000 West

Santa Monica, CA 90404

Attn: Amelie Yehros

All requests, notices or service shall be effective upon being deposited in the United States Mail; however, the time period in which any response to any notice or service must be made shall commence from the date of receipt of the request, notice or service by the addressee.

7. This agreement is binding upon and inures to the benefit of Landlord and Lender and their respective successors and assigns, and to no other person or entities. Landlord agrees that Lender may, upon delivery of written notice to Landlord, assign all of Lender’s interest in this agreement to any entity which purchases or refinances the Loan, and that such assignee of Lender shall have all of Lender’s rights and privileges, and shall be bound by Lender’s obligations, under this Agreement. This agreement shall become effective on the date it is fully executed and acknowledged by both Landlord and Lender. Any amendment of this agreement shall be in writing and signed by Lender (or its successor or assignee) and Landlord.

8. This agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by facsimile also shall deliver an original executed counterpart of this agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this agreement.

9. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, Landlord, Tenant and Lender have caused this agreement to be executed by their duly authorized officers and representatives as of the date set forth above.

LANDLORD:

Name of Landlord: Beau Se Jour Company, L.L.C.

By:	/s/ Perry Segura	(Seal)
Printed Name:	Perry Segura
Title:	Administrator

LENDER:

FOOTHILL CAPITAL CORPORATION

By:	/s/ Amelie Yehros	(Seal)
Printed Name:	Amelie Yehros
Title:	SVP

TENANT:

THE OLD EVANGELINE DOWNS, L.C.

By:	/s/ David A. Yount	(Seal)
Printed Name:	David A. Yount
Title:	General Manager

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